Exhibit 99.1

Rent the Runway, Inc. Announces Third Quarter 2023 Results

Announces Corporate Debt Restructuring

Reiterates FY23 Revenue and Adjusted EBITDA Guidance. Committed to Delivering Free Cash Flow Breakeven in FY 2024

Significantly Improved Inventory In-Stock Position Drove Improved Customer Satisfaction and Retention; Sets Stage for FY24 Growth

New York (December 5, 2023) - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the world’s first and largest shared designer closet platform, today reported financial results for the fiscal quarter ended October 31, 2023.

RTR also announced today that it has amended its credit facility (the "Amended Facility") with the existing lender and administrative agent (“Existing Lender”), as noted in our disclosed regulatory filings with the SEC. The amended facility eliminates interest (PIK and cash) for the next 6 fiscal quarters and reduces the minimum liquidity covenant from $50 million to $30 million, and makes additional updates with details described below.

"We are proud to announce significant modifications to our debt that are expected to provide meaningful flexibility for our business. We believe that the terms that we’ve agreed to with our longtime lender further enable Rent the Runway to achieve significant free cash flow before the debt’s maturity date, helping us to demonstrate the strength of our business model to the market--and, importantly, to grow,” said Jennifer Hyman, Co-Founder and CEO, Rent the Runway. “Meanwhile, we’ve made significant strides to improve our inventory in-stock position, which we believe represents a turning point for Rent the Runway. We believe nailing our assortment is a key unlock to subscriber growth in 2024 and beyond, and we have data to indicate that the adjustments we’ve made have already resulted in improved customer retention and satisfaction.”

"We believe that the debt modifications are proof of the constructive relationship we maintain with our lending partner and provide Rent the Runway with additional financial flexibility,” said Sid Thacker, Chief Financial Officer, Rent the Runway. “We began to see meaningful greenshoots in our data that our inventory strategies are working. We believe that these improvements, in conjunction with continued focus on our cost structure, provide the business with a solid foundation. Our focus remains on ensuring that Rent the Runway grows and reaches free cash flow breakeven for FY24."

The key terms of the Amended Facility Include:

•Eliminating interest (PIK and cash) for 6 full fiscal quarters, beginning with Q4 2023. This means that the debt balances will remain unchanged over that period.
•Reducing the minimum liquidity covenant from $50 million to $30 million.
•Alignment on spend in key categories with mutually agreed quarterly and annual expense caps on inventory capex, marketing and fixed operating expenses.

Other key provisions of the Amended Facility remain unchanged from the existing facility. Additional information about the Amended Facility can be found in the Current Report on Form 8-K filed by RTR with the SEC today and available on the RTR’s Investor Relations website (investors.renttherunway.com).

Third Quarter 2023 Key Metrics and Financial Highlights
•Revenue was $72.5 million, a (6.3)% decrease year-over-year from $77.4 million in the third quarter of fiscal year 2022.
•131,725 ending Active Subscribers, representing a decrease of (2)% year-over-year from 134,240 at the end of the third quarter of fiscal year 2022.
•134,646 Average Active Subscribers representing an increase of 4% year-over-year from 129,186 at the end of the third quarter of fiscal year 2022.
•175,901 ending Total Subscribers, roughly flat year-over-year from 176,167 at the end of the third quarter of fiscal year 2022.
•Gross Profit was $25.2 million, representing a decrease of (20.8)% from $31.8 million in the third quarter of fiscal year 2022. Gross Margin was 34.8%, as compared to 41.1% in the third quarter of fiscal year 2022.
•Net Loss was $(31.5) million, as compared to $(36.1) million in the third quarter of fiscal year 2022. Net Loss as a percentage of revenue was (43.4)%, as compared to (46.6)% in the third quarter of fiscal year 2022.
•Adjusted EBITDA was $3.5 million, as compared to $6.6 million in the third quarter of fiscal year 2022. Adjusted EBITDA margin was 4.8%, as compared to 8.5% in the third quarter of fiscal year 2022.

Fiscal Third Quarter and Recent Business Highlights

•Made Significant Progress on Customer Inventory Experience: Over-delivered against plans to increase inventory availability for our customers, driven by the depth strategy we announced last quarter. Q3 In-stock rate was 1400bps higher than 1H2023 and 1200bps higher than Q3 2022, which has contributed to the highest NPS scores we have seen since pre-COVID. Retention has grown month-over-month since August.
•Launched Luxury Evening Wear: As one of many steps intended to reinvigorate our special-event rental business, today we unveiled “The Vault,” a new category of luxury evening wear styles from 20+ of the top designer brands in fashion, featuring new-to-site designers including Etro, Oscar de la Renta, Brandon Maxwell, Anna October, Giambattista Valli, Rachel Gilbert, Paris Georgia, Mara Hoffman, Zac Posen and Roland Mouret, exclusively for 4- or 8-day rentals.
•Further Improved Operating Efficiencies: Further internationalized our technology team by relocating roles from NYC to Galway, Ireland, which is expected to result in lower technology costs for the remainder of fiscal year 2023 and for fiscal year 2024. RTR is leveraging our existing strong presence and technical leadership at our Galway, Ireland EU software development hub, which was established in 2019.
•Grew Resale Business: Purchase rate, which we believe represents a significant sales and loyalty lever for customers, is up 50% in Q3 in units sold vs. last year. Subscribers are increasingly using Rent the Runway as a “try before you buy” sales channel, where she can understand how the product fits into her life by first wearing it through her subscription.

•Drove Record Adoption of RTR Concierge Service: Our SMS-based luxury styling and support service, RTR Concierge, has reached an all-time high adoption rate with over 30% of new subscribers opting in as of the end of Q3. We have seen sustained retention improvements for people that use concierge across all terms of membership.

FY 2023 OUTLOOK

For the fourth quarter of fiscal year 2023, Rent the Runway expects:
•Revenue of at least $74 million
•Adjusted EBITDA Margin of at least 7%

For fiscal year 2023, Rent the Runway expects:
•Revenue of at least $296.4 million, our fiscal year 2022 Revenue
•Adjusted EBITDA Margin of 7% to 8%

In addition, we continue to expect to achieve free cash flow breakeven in FY2024 on a full year basis; however, we are withdrawing our previous Free Cash Flow outlook for FY2023.

Please see our third quarter 2023 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.

Earnings Presentation, Conference Call and Webcast

The third quarter 2023 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its third quarter 2023 financial results and provide a business update today, December 5, 2023, at 4:30 pm ET.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13742193.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud, the world’s first and largest shared designer closet. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding our future results of operations, financial position, and revenue, subscriber growth, impacts of the Company’s debt restructuring on its business and operating flexibility, future product launches, business objectives, benefits of our inventory-focused strategy and other strategic initiatives, including building inventory depth, a-la-carte rental strategy and onboarding initiatives, anticipated cost savings including from technology team actions, and expectations regarding subscriber trends, customer retention and satisfaction. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our growth effectively; risks related to the macroeconomic environment; the highly competitive and rapidly changing nature of the global fashion industry; our ability to cost-effectively grow our customer base; any failure to retain customers; risks related to the Company’s debt, including the Company’s ability to comply with covenants in the Amended Facility; the Company’s ability to achieve anticipated cost savings and operate within its anticipated budget; risk related to COVID-19 and other future pandemics or public health crises; risks related to shipping, logistics and our supply chain; our ability to accurately forecast customer demand, manage our offerings effectively and plan for future expenses; our ability to improve website and mobile app performance and keep pace with technological changes; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; failure by us to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties for elements of the payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; and risks related to our Class A capital stock and ownership structure.

Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers.
Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.
Gross Profit is defined as total revenue less fulfillment expense, revenue share and rental product depreciation. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation and remaining cost of items when sold or retired on our statement of operations. Rental product depreciation expense is time-based and reflects all items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow margin are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments (see below footnotes to reconciliation table), non-ordinary course legal fees, restructuring charges, loss on asset impairment related to restructuring, income tax (benefit) expense, other income and expense, net, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of revenue.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. Free cash flow margin is defined as free cash flow as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliation of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow expectations for Q4 2023, fiscal year 2023, and fiscal year 2024 (as applicable) to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Alison Rappaport
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 31,	January 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$105.9	$154.5
Restricted cash, current	4.8	3.1
Prepaid expenses and other current assets	10.6	14.5
Total current assets	121.3	172.1
Restricted cash	5.2	6.0
Rental product, net	103.9	78.7
Fixed assets, net	37.5	44.7
Intangible assets, net	3.8	4.1
Operating lease right-of-use assets	34.8	26.7
Other assets	3.8	3.9
Total assets	$310.3	$336.2
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$22.4	$12.4
Accrued expenses and other current liabilities	21.9	24.4
Deferred revenue	11.8	12.0
Customer credit liabilities	6.3	6.8
Operating lease liabilities	3.1	4.4
Total current liabilities	65.5	60.0
Long-term debt, net	300.2	272.5
Operating lease liabilities	46.5	38.3
Other liabilities	0.7	0.7
Total liabilities	412.9	371.5

Stockholders’ equity (deficit)
Class A common stock	0.1	0.1
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	925.6	904.5
Accumulated deficit	(1,028.3)	(939.9)
Total stockholders’ equity (deficit)	(102.6)	(35.3)
Total liabilities and stockholders’ equity (deficit)	$310.3	$336.2

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Subscription and Reserve rental revenue	$64.7	$68.8	$199.5	$200.2
Other revenue	7.8	8.6	22.9	20.8
Total revenue, net	72.5	77.4	222.4	221.0
Costs and expenses:
Fulfillment	21.5	23.2	65.9	69.5
Technology	12.1	14.1	38.1	42.6
Marketing	7.1	9.7	24.6	27.4
General and administrative	24.4	25.3	76.8	84.1
Rental product depreciation and revenue share	25.8	22.4	66.7	64.8
Other depreciation and amortization	3.5	3.9	11.0	12.6
Restructuring charges	—	2.0	—	2.0
Loss on asset impairment related to restructuring	—	3.8	—	3.8
Total costs and expenses	94.4	104.4	283.1	306.8
Operating loss	(21.9)	(27.0)	(60.7)	(85.8)
Interest income / (expense), net	(10.0)	(9.3)	(28.3)	(28.2)
Other income / (expense), net	0.2	0.1	0.3	1.4
Net loss before income tax benefit / (expense)	(31.7)	(36.2)	(88.7)	(112.6)
Income tax benefit / (expense)	0.2	0.1	0.3	0.1
Net loss	$(31.5)	$(36.1)	$(88.4)	$(112.5)
Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(0.56)	$(1.31)	$(1.76)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	69,296,968	64,521,433	67,608,792	64,015,444

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(88.4)	$(112.5)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	31.9	35.9
Write-off of rental product sold	8.5	5.1
Other depreciation and amortization	11.0	12.6
(Gain) / loss from write-off of fixed assets	0.3	2.5
Loss on asset impairment related to restructuring	—	3.4
Proceeds from rental product sold	(16.2)	(13.7)
(Gain) / loss from liquidation of rental product	(0.9)	(2.7)
Accrual of paid-in-kind interest	22.5	10.6
Amortization of debt discount	5.2	3.2
Share-based compensation expense	21.1	19.0
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	3.9	(3.1)
Operating lease right-of-use assets	(8.1)	4.2
Other assets	0.1	0.8
Accounts payable, accrued expenses and other current liabilities	(4.4)	0.2
Deferred revenue and customer credit liabilities	(0.7)	2.5
Operating lease liabilities	6.9	(8.1)
Other liabilities	(0.4)	0.7
Net cash (used in) provided by operating activities	(7.7)	(39.4)
INVESTING ACTIVITIES
Purchases of rental product	(56.3)	(43.6)
Proceeds from liquidation of rental product	3.7	7.9
Proceeds from sale of rental product	16.2	13.7
Purchases of fixed and intangible assets	(3.2)	(8.5)
Net cash (used in) provided by investing activities	(39.6)	(30.5)
FINANCING ACTIVITIES
Other financing payments	(0.4)	(3.8)
Net cash (used in) provided by financing activities	(0.4)	(3.8)
Net (decrease) increase in cash and cash equivalents and restricted cash	(47.7)	(73.7)
Cash and cash equivalents and restricted cash at beginning of period	163.6	259.6
Cash and cash equivalents and restricted cash at end of period	$115.9	$185.9

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$105.9	$176.0
Restricted cash, current	4.8	4.1
Restricted cash, noncurrent	5.2	5.8
Total cash and cash equivalents and restricted cash	$115.9	$185.9

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments, net	$8.3	$10.6
Fixed assets and intangibles received in the prior period	0.1	0.8
Rental product received in the prior period	5.4	6.5
Non-cash financing and investing activities:
Financing lease right-of-use asset amortization	$0.4	$0.4
ROU assets obtained in exchange for lease liabilities	—	1.3
Adjustments to ROU assets or lease liabilities due to modification or other reassessment events to operating and finance leases	10.6	(1.2)
Purchases of fixed assets and intangibles not yet settled	0.2	0.8
Purchases of rental product not yet settled	17.3	14.0
Reconciliation of loss on asset impairment:
Accrued expense related to the loss on asset impairment	$—	$0.4

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
	(in millions)		(in millions)
Net loss	$(31.5)	$(36.1)	$(88.4)	$(112.5)
Interest (income) / expense, net (1)	10.0	9.3	28.3	28.2
Rental product depreciation	15.5	13.9	40.4	41.0
Other depreciation and amortization (2)	3.5	3.9	11.0	12.6
Share-based compensation (3)	4.9	6.6	21.1	19.0
Write-off of liquidated assets (4)	0.9	2.5	2.6	4.9
Non-recurring adjustments (5)	0.1	0.3	0.6	1.3
Non-ordinary course legal fees (6)	0.2	—	0.2	—
Restructuring charges (7)	—	2.0	—	2.0
Loss on asset impairment related to restructuring (8)	—	3.8	—	3.8
Income tax (benefit) / expense	(0.2)	(0.1)	(0.3)	(0.1)
Other (income) / expense, net (9)	(0.2)	(0.1)	(0.3)	(1.4)
Other (gains) / losses (10)	0.3	0.6	0.5	0.8
Adjusted EBITDA	$3.5	$6.6	$15.7	$(0.4)
Adjusted EBITDA Margin (11)	4.8%	8.5%	7.1%	(0.2)%

(1)Includes debt discount amortization of $1.8 million in the three months ended October 31, 2023, $1.2 million in the three months ended October 31, 2022, $5.2 million in the nine months ended October 31, 2023 and $3.2 million in the nine months ended October 31, 2022.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three months ended October 31, 2023 includes $0.1 million of costs primarily related to the option exchange and the three months ended October 31, 2022 includes $0.3 million of costs related to public company SOX readiness. Non-recurring adjustments for the nine months ended October 31, 2023 includes $0.6 million of costs primarily related to the option exchange and for the nine months ended October 31, 2022 includes $1.3 million of costs related to public company SOX readiness.
(6)Non-ordinary course legal fees for the three and nine months ended October 31, 2023 includes $0.2 million of costs related to a class action lawsuit.
(7)Reflects restructuring charges primarily related to severance and related costs in connection with the September 2022 restructuring plan.
(8)Reflects the asset impairment charge related to discontinuing a warehouse operations project in connection with the September 2022 restructuring plan.
(9)Primarily includes $1.4 million of monetized tax credits for the nine months ended October 31, 2022.
(10)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 5 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(11)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Nine Months Ended October 31,
	2023	2022
	(in millions)
Net cash (used in) provided by operating activities	$(7.7)	$(39.4)
Purchases of rental product	(56.3)	(43.6)
Proceeds from liquidation of rental product	3.7	7.9
Proceeds from sale of rental product	16.2	13.7
Purchases of fixed and intangible assets	(3.2)	(8.5)
Free Cash Flow	$(47.3)	$(69.9)
Free Cash Flow Margin	(21.3)%	(31.6)%

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Nine Months Ended October 31,
	2023	2022
	(in millions)
Net loss	$(88.4)	$(112.5)
Interest (income) / expense, net	28.3	28.2
Rental product depreciation	40.4	41.0
Other depreciation and amortization	11.0	12.6
Share-based compensation	21.1	19.0
Write-off of liquidated assets	2.6	4.9
Non-recurring adjustments	0.6	1.3
Non-ordinary course legal fees	0.2	—
Restructuring charges	—	2.0
Loss on asset impairment related to restructuring	—	3.8
Income tax (benefit) / expense	(0.3)	(0.1)
Other (income) / expense, net	(0.3)	(1.4)
Other (gains) / losses	0.5	0.8
Adjusted EBITDA	$15.7	$(0.4)
Purchases of rental product	(56.3)	(43.6)
Purchases of fixed and intangible assets	(3.2)	(8.5)
Cash interest expense	(4.8)	(14.9)
Cash interest earned	4.2	0.5
Change in assets and liabilities	(2.7)	(2.8)
Non-recurring adjustments	(0.6)	(1.3)
Non-ordinary course legal fees	(0.2)	—
Other adjustments (1)	0.6	1.1
Free Cash Flow	$(47.3)	$(69.9)
Free Cash Flow Margin	(21.3)%	(31.6)%

(1) Other adjustments primarily includes cash tax adjustments and other cash gains (losses).